SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report: (Date of earliest event reported):
                                 April 28, 2005


                            MARVEL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    001-13638                13-3711775

----------------------------- -------------------------- -----------------------
(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
    of incorporation or                                    Identification No.)
       organization)

10 East 40th Street, New York, New York                                    10016
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

                                 (212) 576-4000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

(a) On April 28, 2005, the stockholders of Marvel Enterprises, Inc. (the "Company") approved the 2005 Stock Incentive Plan (the "2005 Stock Plan") at the Company's Annual Meeting of Stockholders. A copy of the 2005 Stock Plan is attached hereto as Exhibit 10.1. Also attached hereto are copies of the Form of Stock Option Agreement (attached as Exhibit 10.2), the Form of Restricted Stock Agreement (attached as Exhibit 10.3), and the Form of Performance-Based Restricted Stock Agreement (attached as Exhibit 10.4) to be used in connection with the 2005 Stock Plan.

(b) On April 28, 2005, the stockholders of Marvel Enterprises, Inc. (the "Company") approved the 2005 Cash Incentive Compensation Plan (the "2005 Cash Plan") at the Company's Annual Meeting of Stockholders. A copy of the 2005 Cash Plan is attached hereto as Exhibit 10.5. Also attached is a copy of the Form of Cash Incentive Compensation Award Letter (attached as Exhibit 10.6) to be used in connection with the 2005 Cash Plan.

(c) On May 3, 2005, the Company and David Maisel, the President and Chief Operating Officer of the Company's Marvel Studios division, entered into an Employment Agreement. Pursuant to his employment agreement, Mr. Maisel has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on January 12, 2009. Under his employment agreement, Mr. Maisel receives a base salary of no less than $500,000. Mr. Maisel is also eligible for performance-based awards under the 2005 Cash Plan. The Compensation Committee has granted Mr. Maisel two awards under the 2005 Cash Plan of $1,000,000 each. Each award is contingent upon the closing of the film slate financing currently being arranged with Merrill Lynch Commercial Finance Corp. In addition to the film financing condition, the awards are also contingent upon the attainment by the Company of an operating income goal during the second quarter of 2005 through the fourth quarter of 2005. The second award is also conditioned on Mr. Maisel's neither being terminated for death, disability or cause nor leaving the Company without Good Reason (as defined in his employment agreement) prior to December 31, 2006. If the performance goals described above are met, the first award is payable on or before March 31, 2006. If the performance goals and conditions are met, the second award is payable on or before March 31, 2007. Mr. Maisel receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees.

     Like the Company's other agreements with Named Executive Officers, Mr. Maisel's employment agreement provides that, in the event of termination, he is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, he is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid, and all of his unvested stock options vest immediately. If any payments to Mr. Maisel under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that he retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments. Mr. Maisel's employment agreement also prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provides that all inventions made by Mr. Maisel during his employment belong to the Company.

Item 9.01  Financial Statements and Exhibits.

(c)             Exhibits

                 Exhibit No.   Description
                 -----------   -----------

                 10.1          2005 Stock Incentive Plan

                 10.2 Form of Stock Option Agreement under the 2005 Stock Incentive Plan

                 10.3 Form of Restricted Stock Agreement under the 2005 Stock Incentive Plan

                 10.4 Form of Performance-Based Restricted Stock Agreement under the 2005 Stock Incentive Plan

                 10.5          2005 Cash Incentive Compensation Plan

                 10.6          Form of 2005 Cash Incentive Compensation Plan
                               Award Letter

                 10.7 Employment Agreement, dated as of May 3, 2005 by and between the Company and David Maisel

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARVEL ENTERPRISES, INC.


                                    By: /s/ John Turitzin
                                        ----------------------------------------
                                    Name:    John Turitzin
                                    Title:   Executive Vice President
                                             and General Counsel


Date: May 4, 2005

                                  EXHIBIT INDEX


                 Exhibit No.   Description
                 -----------   -----------

                 10.1          2005 Stock Incentive Plan

                 10.2 Form of Stock Option Agreement under the 2005 Stock Incentive Plan

                 10.3 Form of Restricted Stock Agreement under the 2005 Stock Incentive Plan

                 10.4 Form of Performance-Based Restricted Stock Agreement under the 2005 Stock Incentive Plan

                 10.5          2005 Cash Incentive Compensation Plan

                 10.6          Form of 2005 Cash Incentive Compensation Plan
                               Award Letter

                 10.7 Employment Agreement, dated as of May 3, 2005 by and between the Company and David Maisel